UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park 998 San Roberto Street San Juan, Puerto Rico		00926

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          On February 28, 2006, María Medina, CPA, resigned as Senior Vice President and Controller of Oriental Financial Group Inc. (the “Company”). On said date, the Company appointed Carlos A. Viña (age 39), CPA, who was serving as Finance Director in charge of Investment and Mortgage Accounting and Financial Planning for the Company since June 2005, as Vice President and Controller. From 2002 to 2005, Mr. Viña served as Director of Business Consulting for Fusionworks, Inc. Mr. Viña was the Vice President of Operations for Doral Financial Corporation from 2001 to 2002, and the Corporate Controller from 1997 to 2001. From 1992 to 1997, Mr. Viña served as Controller of the HF Mortgage Bankers Division of Doral Financial Corporation.
          There has been no transaction or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be made a party, in which the amount involved exceeds $60,000 and in which Mr. Viña or any member of his immediate family had or will have a direct or indirect material interest.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: March 6, 2006	By:	/s/ José Rafael Fernández
José Rafael Fernández
President and CEO